UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2011

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda		HM 19
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Stock Purchase Agreement (the “Agreement”) dated as of November 18, 2010 by and between RenRe North America Holdings Inc. (“Seller”), a Delaware corporation and wholly owned indirect subsidiary of RenaissanceRe Holdings Ltd. (“RenaissanceRe”), and QBE Holdings, Inc., a Delaware corporation (“Buyer”), on March 4, 2011, Seller completed the sale (the “Sale”) to Buyer of all of the outstanding shares of capital stock of RenRe North America Insurance Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Seller (“NAIH”), and of RenRe Agency Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Seller (“RAH”), allowing Buyer to (i) acquire control of NAIH and its direct and indirect subsidiaries, which subsidiaries include Stonington Insurance Company, a Texas domiciled insurance company, Stonington Lloyds Insurance Company, a Texas domiciled Lloyds plan, and Lantana Insurance Ltd., a Bermuda domiciled insurance company, and (ii) acquire control of RAH and its direct and indirect subsidiaries, including Agro National Inc., a Delaware corporation. The consideration for the Sale paid by Buyer to Seller at closing was a cash payment of approximately $270 million, which amount gives effect to certain tax and other adjustments contemplated by the Agreement. A copy of the Agreement was filed as Exhibit 10.1 to RenaissanceRe’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2010.

On March 4, 2011, RenaissanceRe issued a press release announcing the completion of the Sale, a copy of which is attached hereto as Exhibit 99.1. Exhibit 99.1 is being furnished to the SEC pursuant to Item 7.01 of Form 8-K and is therefore not to be considered “filed” with the SEC.

Item 8.01.	Other Events.

RenaissanceRe and its affiliates Renaissance Reinsurance Ltd., Renaissance Reinsurance of Europe, Glencoe Insurance Ltd. and DaVinci Reinsurance Ltd., entered into a Third Amended and Restated Reimbursement Agreement, dated as of April 22, 2010 (as amended, the “Reimbursement Agreement”), with various banks and financial institutions parties thereto (collectively, the “Banks”), Wells Fargo Bank, National Association, as issuing bank, administrative agent and collateral agent for the Banks, and certain other agents. The Reimbursement Agreement serves as RenaissanceRe’s principal secured letter of credit facility and initially provided for commitments from the Banks in an aggregate amount of $1.0 billion. As of February 15, 2011, such amount was reduced to $700 million. Effective as of March 7, 2011, RenaissanceRe further reduced the commitments under the Reimbursement Agreement from $700 million to $600 million. The commitments under the Reimbursement Agreement expire on April 22, 2013. Prior to the expiration date, and after giving effect to this further $100 million reduction, the commitments of the Banks under the Reimbursement Agreement may be increased from time to time up to an aggregate amount not to exceed $1.1 billion, subject to the satisfaction of certain conditions.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

99.1	Press Release, dated March 4, 2011*

*	Exhibit 99.1 is being furnished to the SEC pursuant to Item 7.01 and is not being filed with the SEC. Therefore, this exhibit is not incorporated by reference in any of the registrant’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: March 10, 2011

	By:	/s/ Jeffrey D. Kelly
	Name:	Jeffrey D. Kelly
	Title:	EVP, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit #	Description

99.1	Press Release, dated March 4, 2011*

*	Exhibit 99.1 is being furnished to the SEC pursuant to Item 7.01 and is not being filed with the SEC. Therefore, this exhibit is not incorporated by reference in any of the registrant’s other SEC filings.